Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255515 and 333-251141) of Ellington Residential Mortgage REIT of our report dated March 11, 2022 relating to the financial statements which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 11, 2022